Exhibit 10.37

PROMISSORY NOTE

$2,800,000.00	Cincinnati, Ohio
December ________ , 2002

FOR VALUE RECEIVED, Global Energy, Inc., a corporation organized under the laws of the State of Ohio (“Grantor”), promises unconditionally to pay to the order of OnFlight, Inc. (“Secured Party”) at its office at One Financial Way, Cincinnati, OH 45242 or to such other address as Secured Party may in writing direct from time to time, the principal amount of Two Million Eight Hundred Thousand and No/100 Dollars ($2,800,000.00) (“Loan”).

TERMS

Repayment. The entire amount of principal, and accrued interest on, this Promissory Note (“Note”) shall be due on the fifth (5th) annual anniversary of this Note (“Maturity Date”) unless earlier paid pursuant hereto.

Interest. Grantor promises to pay interest on the unpaid balance of the principal amount and accrued interest of the Loan from and including the date hereof but excluding the date the Loan shall be paid in full at an initial interest rate of seven percent (7%) per annum. Interest shall be compounded and calculated on the basis of 30 day months and a 360 day year. On each annual anniversary date of this Note, the annual rate of interest shall automatically increase or decrease to equal the LIBOR Fixed Rate plus 5.00%.

LIBOR Fixed Rate. “LIBOR Fixed Rate” shall mean the most recently published rate of interest per annum equal to the one (1) year rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one (1) year London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) one (1) business day before each annual anniversary date of this Note, as adjusted from time to time in the Secured Party’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; if for any reason such rate is not available, the term “LIBOR Fixed Rate” shall mean the rate of interest per annum equal to the one (1) year rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO page as the one (1) year London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) one (1) business day before each annual anniversary date of this Note, as adjusted from time to time in the Secured Party’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates.

Default Rate. After the occurrence of an Event of Default as set forth in the Aircraft Mortgage, Security Agreement and Assignment (“Security Agreement”), Secured Party, at its sole option, upon written notice to Grantor, may increase the interest rate on this Note by an additional four percent (4%) per year effective on the date of such notice (“Default Rate”), provided, however that in no event shall interest be charged at a rate in excess of the highest interest rate allowable by applicable law. The Default Rate shall accrue on any judgment rendered hereon or in connection with any foreclosure of the Collateral.

Payments. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at Secured Party’s office specified above. Secured Party may apply any money received or collected for payment of this Promissory Note to the principal of, interest on or any other amount payable under, this Note in any order that Secured Party may elect. Whenever any payments to be made hereunder (including principal and interest) shall be stated to be due on a day on which Secured Party’s head office is not open for business, that payment will be due on the next following banking day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

Late Charge. If any payment (principal or interest) shall not be paid when due and such nonpayment shall continue for ten (10) days from and including the due date, the Grantor shall pay a late payment charge equal to five percent (5%) of the amount of such delinquent payment.

PREPAYMENT

Optional Prepayment. All unpaid principal advanced to or on behalf of Grantor together with all accrued interest may be prepaid in whole, at any time, upon sixty (60) days prior written notice by Grantor to Secured Party, except as expressly disallowed pursuant to this Note or the Security Agreement. Any prepayment will be applied to the installments of principal due under this Agreement in the inverse order of their maturities.

Mandatory Prepayment. Upon the occurrence of an Event of Loss (as defined in the Security Agreement) with respect to the Aircraft, the Grantor will pay to the Secured Party, as a mandatory prepayment, the Loss Value (as defined in the Security Agreement) as well as to the extent and in the manner required by the terms of the Security Agreement.

Due and Payable: All unpaid principal advanced to or on behalf of Grantor together with all accrued interest shall be immediately due and payable in full, at Secured Party’s option and upon Secured Party’s demand, under any of the following conditions:

(i)	The Aircraft is sold, leased, mortgaged, hypothecated, damaged, destroyed, lost, stolen or transferred;

(ii)	Grantor defaults in its obligations under the Agreement for Aircraft Management and Pilot Services between ONFlight, Inc. and Grantor (“Management Agreement”), any Promissory Note, the Pledge and Assignment Agreement, Security Agreement, Guaranty, or other Loan Document;

(iii)	The controlling ownership interest in Grantor changes;

(iv)	Grantor’s net worth is, at any time, less than $1,000,000;

(v)	Guarantor’s net worth is, at any time, less than $1,000,000; or

(vi)	At any time after the third anniversary of this Note, upon ninety (90) days’ prior written demand from Secured Party to Grantor.

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The demand rights provided for in this paragraph shall not prejudice any right which the Secured Party may otherwise have to receive payment of the principal sum and all accrued interest in accordance with the terms hereof. The failure or delay of the Secured Party to exercise such option or any other right to which the Secured Party may be entitled shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent event or default.

FEES AND EXPENSES

Expenses. The Grantor agrees to reimburse the Secured Party upon demand, whether or not any loan is made under this Agreement, for: (i) filing, recording and search fees, appraisal fees, legal fees and expenses, escrow fees, title report fees, documentation fees, and other similar fees, costs and expenses incurred by the Secured Party; (ii) any expenses the Secured Party incurs in the preparation of this Note, the Security Agreement, the Guaranty (collectively, “Loan Documents”) and any agreement or instrument required by the Loan Documents. Expenses include, but are not limited to, reasonable attorneys’ fees; (iii) upon the occurrence and during the continuation of an Event of Default (as hereinafter defined), the cost of periodic appraisals of the collateral securing this Agreement, at such intervals as the Secured Party may reasonably require. The appraisals may be performed by employees of the Secured Party or by independent appraisers; and (iv) any sales, use, registration, property, stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or any agreement or instrument required by this Agreement.

CONDITIONS PRECEDENT

The Secured Party must receive the following items, in form and content acceptable to the Secured Party, before it is required to extend any credit to the Grantor under this Agreement:

Authorizations. Evidence that the execution, delivery and performance by the Grantor (and the Guarantor) of this the Loan Documents and any instrument or agreement required under the Loan Documents have been duly authorized.

Corporate Documents. A complete copy of the Grantor’s Articles of Incorporation and Bylaws, as amended.

Good Standing. Certificates of good standing for the Grantor from its state of incorporation and from any other state in which the Grantor is required to qualify to conduct its business.

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Security Agreement. A signed original Aircraft Mortgage, Security Agreement and Assignment, with one original held by an escrow agent to be immediately filed with the FAA upon closing.

UCC-1 Financing Statement. A signed original UCC-1 Financing Statement.

Evidence of Priority. Evidence that security interests and liens in favor of the Secured Party are valid, enforceable, and prior to all others’ rights and interests.

Insurance. Evidence of insurance coverage, as required in the Loan Documents.

Guaranty. Original Continuing Guaranty (“Guaranty”) executed by Harry H. Graves (“Guarantor”).

Pledge and Assignment Agreement. A signed original Pledge and Assignment Agreement.

Promissory Note. Original Promissory Note in the amount of $200,000 executed by Grantor.

Legal Opinion. A written opinion from the Grantor’s counsel, covering such matters as the Secured Party may require, specifically including but not limited to confirmation of the Grantor’s representations and warranties stated herein.

Payment of Fees. Payment of all accrued and unpaid expenses as required by the Loan Documents.

Aircraft Documents. Copy of the executed Management Agreement, the Bill of Sale and the FAA Registration Application for the Aircraft.

Operating Fund. Funds required for the Operating Fund as required by the Management Agreement shall be deposited with Manager.

Other Items. Any other items that the Secured Party reasonably requires.

AIRCRAFT MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT

This Note is issued in connection with and is secured by the Security Agreement between Grantor and Secured Party dated of even herewith and is entitled to the benefits thereof, including, inter alia, provisions for Events of Default upon the happening of which this Note may be or may be declared to be accelerated and due and payable without notice, demand, presentment or protest and Secured Party may also pursue any other rights and remedies under this Note, the Security Agreement and other Loan Documents, applicable law, in equity or otherwise. Any remedies are cumulative and not mutually exclusive.

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REPRESENTATIONS AND WARRANTIES

The undersigned Grantor represents and warrants upon the execution and delivery of this Note, that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of Grantor’s knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consent have been complied with; (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally; (f) all financial statements and related information furnished and to be furnished to Secured Party from time to time by the Grantor are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby; (g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Grantor, threatened against or affecting Grantor before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the Grantor or which may materially adversely affect the financial condition, operations, properties or business of the Grantor or the ability of Grantor to perform its obligation under this Note; and (h) there has been no material adverse change in the financial condition of Grantor since the last such financial statements or information.

CONVERSION OPTION

Secured Party shall have the right to convert the outstanding amount of principal and accrued interest under this Note at any time into shares of the common stock of Grantor at a fixed ratio of 8.2988 shares per $1000 of principal and accrued interest owing under the Note as of the date of conversion (or an equivalent conversion price of $120.50 per share as of the date of conversion) or the equivalent number of shares and conversion appropriately adjusted for stock splits, dividends, new issuances or other acts which may dilute the value of the shares after the date of this Note. Secured Party shall notify Grantor in writing of its intent to exercise its conversion right. Once such notice is given, Grantor will no longer have the right to prepay the Note even if Grantor had previously given notice of its intent to prepay the Note.

MISCELLANEOUS

GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

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Consent to Jurisdiction. The Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Hamilton County, Ohio, in any action, claim or other proceeding arising out of or any dispute in connection with this Security Agreement, any rights or obligations hereunder, or the performance of such rights or obligations. The Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Secured Party in connection with this Security Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property in any manner permitted by Applicable Law. Nothing in this Section shall affect the right of the Secured Party to bring any action or proceeding against the Grantor or its properties in the courts of any other jurisdictions.

No Commitments. The Grantor acknowledges that the Secured Party has made no commitment to extend any additional credit to the Grantor or to continue the credit provided hereunder after this Agreement expires or is terminated as provided herein.

Waivers. Grantor waives presentment, protest, notice of dishonor, demand for payment and notice of acceleration and intention to accelerate maturity. Grantor agrees that Secured Party may grant any releases, compromises or indulgences with respect to any collateral securing this Note or with respect to any other person liable primarily or secondarily with respect thereto, all without notice to or consent of Grantor and without affecting the liability of Grantor under this Note.

Benefit of Parties, Successors and Assigns; Entire Agreement. All representations, warranties, covenants and agreements contained herein or delivered in connection herewith shall be binding upon, and inure to the benefit of, the Grantor and the Secured Party and their respective successors and permitted assigns. Secured Party’s interest in and rights under this Note and the Security Agreement are freely assignable, in whole or in part, by Secured Party. Grantor may not assign its obligations hereunder without the consent of Secured Party.

Entire Agreement, Severable. This Security Agreement, together with the other Loan Documents, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Secured Party retains all rights, even if it makes a loan after default. If the Secured Party waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) telecopied at time of transmission by electronic facsimile transmission equipment, which equipment shall furnish written confirmation of successful and completed transmission of all pages without error in transmission or (to Manager at 513-794-4645 or to Client at 513-621-5947) (ii) the next business day after delivered to a reputable overnight courier for which it is intended at the address as set forth at the head of this Security Agreement. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

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Counterparts. This Security Agreement and any amendment or supplement to this Security Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Amendments. This Security Agreement may not be amended, changed, waived, supplemented, discharged or terminated orally but only by an agreement in writing signed by party against whom the enforcement is sought.

No Usury. All agreements in this Note and Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder or thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any related document at the time performance of such provision shall be due, shall involve exceeding any usury limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstances whatsoever, Secured Party shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be cancelled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Grantor.

Time is of the Essence. Time is of the essence with respect to all of Grantor’s obligations and agreements under this Note and the performance of all provisions hereof and thereof.

Waiver of Jury Trial. THE GRANTOR AND THE SECURED PARTY EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE SECURED PARTY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. IN ADDITION, GRANTOR WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY SECURED PARTY AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

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IN WITNESS WHEREOF, Grantor has caused this Note to be executed this          day of December, 2002.

Global Energy, Inc.

By:
Name:
Title:

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AIRCRAFT MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT

This Aircraft Mortgage, Security Agreement and Assignment (“Security Agreement”), is effective as of December     , 2002 by Global Energy, Inc., with an address of 312 Walnut Street, Suite 200, Cincinnati, OH 45202, Attn: Harry H. Graves (“Grantor”), in favor of OnFlight, Inc. with an address of One Financial Way, Cincinnati, OH 45242, Attn: Ronald J. Dolan, Executive Vice President and CFO (“Secured Party”).

Secured Party will extend credit to the Grantor to allow the Grantor to purchase the Aircraft (as hereinafter defined) pursuant to an Aircraft Purchase Agreement dated December, 2002. In order to induce Secured Party to lend the funds pursuant to that certain Promissory Note in the face amount of $2,800,000.00 dated of even date herewith and that certain Promissory Note in the face amount of $200,000 dated of event date herewith ( collectively referred to as the “Note”), and as a condition to the making of the loan thereunder, the Secured Party requires that the Grantor grant a continuing security interest in and to the “Collateral” (as hereinafter defined) to secure the “Secured Obligations” (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following terms, when used in this Security Agreement, shall have the following meanings:

“Acceptance Certificate” shall mean a certificate evidencing acceptance by the Grantor of the Aircraft or a replacement Engine, such certificate being substantially in the form of Exhibit B attached hereto and made a part hereof (with the appropriate registration and serial numbers filled in and appropriate modifications depending upon whether such certificate relates to the Aircraft or a replacement Engine).

“Aircraft” shall mean the Airframe together with (a) the two Engines identified on Exhibit A attached hereto, (each which have 750 or more rated takeoff horsepower or its equivalent), (b) Parts or components thereof, and (c) all substitutions, replacements and renewals of any and all thereof, and all Parts, including avionics and related equipment, manuals and logs.

“Airframe” shall mean (a) one Cessna Citation 550 (1990) aircraft (except Engines or engines from time to time installed thereon) and more particularly described on Exhibit A attached hereto and made a part hereof, and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to such airframe, or, so long as the same shall be subject to the lien of this Security Agreement after removal from the Airframe.

“Applicable Law” shall mean all applicable statutes, rules, regulations and orders of and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, now or hereafter affecting the Collateral or any part thereof or the use thereof or requiring any alterations or improvements.

“Collateral” shall mean all the property, claims, rights, interests and things subject to or intended to be subject to the lien of this Security Agreement for the benefit of the Secured Party pursuant to the Loan Documents.

“Default” shall mean an event which, after the giving of notice or lapse of time, or both, would mature into an Event of Default.

“Engine” shall mean each of the two engines identified on Exhibit A attached hereto (each which have 750 or more rated takeoff horse power or its equivalent), together with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as the same shall be subject to the lien of this Security Agreement after removal from such Engine.

“Event of Loss” shall mean any of the following events with respect to the Aircraft, Airframe or any Engine: (a) such Collateral shall be lost, stolen, destroyed, rendered permanently unfit for its intended use, or irreparably damaged, from any cause whatsoever; (b) such Collateral shall be returned to the manufacturer or seller or either of their agents or nominees pursuant to any warranty settlement or patent indemnity settlement; (c) such Collateral shall be damaged to the extent that an insurance settlement is made on the basis of a total loss or a constructive or compromised total loss; (d) such Collateral shall be prohibited from use for air transportation by any agency of the Government for a period of six (6) months or more; or (d) such Collateral shall be taken or requisitioned by condemnation or otherwise by any governmental Person, including a foreign government or the Government resulting in loss of possession by the Grantor for a period of six (6) months or more. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe or an Engine which constitutes a part of the Aircraft.

“Excepted Payments” shall mean any proceeds of public liability insurance payable to the Grantor.

“FAA” shall mean the Federal Aviation Administration of the United States Department of Transportation or any successor agency.

“Government Authority” shall mean the governing body and any agency or unit thereof of any country, state, county, municipality or other locality which issues Applicable Laws.

“Guaranty” shall mean the Continuing Guaranty, dated as of the date hereof by Harry H. Graves (“Guarantor”) in favor of the Secured Party.

“Indemnitees” shall mean the Secured Party, and its respective successors, assigns, directors, officers, employees, shareholders, subsidiaries, affiliates, servants and agents.

“Loan Documents” shall mean the Note, the Pledge Agreement, the Guaranty and this Security Agreement.

“Loss Value” shall mean 100% of the amount necessary to pay in full, as of the date of payment thereof, the principal, accrued interest and all other amounts due under the Loan Documents.

“Management Agreement” shall mean the Agreement for Aircraft Management and Pilot Services dated of even date herewith between ONFL1GHT, Inc. and Grantor, as it may be amended, modified or supplemented from time to time.

“Parts” shall mean any and all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom so long as the same shall be subject to the lien of this Security Agreement after removal from such Airframe or Engine.

“Permitted Lien” shall mean any lien permitted in Section 4.1.

“Person” shall mean any person, corporation, partnership, limited liability company, association or other entity.

“Pledge Agreement” shall mean the Pledge and Assignment Agreement, dated as of the date hereof by Grantor to Secured Party.

“Proceeds” shall mean all products and proceeds of any Collateral, and all proceeds of such products and proceeds, including, without limitation, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all proceeds of insurance, and all proceeds obtained as a result of any claims against third parties or any legal action or proceeding with respect to any Collateral, other than Excepted Payments.

“Purchase Agreements” shall mean any and all purchase agreements, bills of sale and purchase orders between third parties and the Grantor relating to, inter alia, new or replacement Parts, warranties or servicing rights with respect to the Aircraft or any Engine.

“Records” shall mean the records, logs and other materials required by, any Governmental Authority having jurisdiction over the Grantor or the Collateral.

“Secured Obligations” shall mean (i) Grantor’s obligations under the Note, Management Agreement, Pledge Agreement, Security Agreement and any other Loan Document (ii) Guarantors obligations under the Guaranty, and (iii) all other liabilities and obligations of all kinds of Grantor to Secured Party whether created directly or acquired by assignment or otherwise, and whether now existing or hereafter arising, absolute or contingent, joint or several, due or to become due and any renewals or extensions thereof.

“Security Agreement” shall mean this Security Agreement as amended or supplemented from time to time.

“Taxes” shall mean any present and future taxes, levies, imposts, duties, fees, VAT charges, assessments, withholdings or other charges and all interest, penalties, or similar liabilities with respect thereto, imposed by any jurisdiction.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

SECTION 1.2 Other Definitional Provisions. References in this Security Agreement to Articles, Sections and Exhibits shall mean Articles, Sections and Exhibits of this Security Agreement unless otherwise specifically provides.

ARTICLE II

SECURITY

SECTION 2.1 Grant of Mortgage and Security.

GRANTING CLAUSE

NOW, THEREFORE, to secure the prompt and complete payment and performance of the Secured Obligations and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants contained in the Loan Documents, the receipt and sufficiency whereof is hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, charged, mortgaged, pledged, warranted, granted a security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, charge, mortgage, pledge, warrant, grant a security interest in and confirm, unto the Secured Party, its successors and assigns, a security interest in, to and under the following described property, rights, interests and privileges, together with all proceeds thereof, whether now or hereafter acquired and wherever located, other than Excepted Payments (which collectively, excluding Excepted Payments, are included within the Collateral), to wit;

(a) the Aircraft (including the Airframe and the Engines), Parts and all replacements thereof and substitutions therefor, and all Records at any time maintained with respect to the foregoing;

(b) the warranty and servicing rights of the Grantor and all payments received thereunder and all rights to enforce payments thereunder, in each case including, without limitation, (i) all rights of the Grantor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such right, (ii) any right to restitution from the manufacturer or any other Person in respect of any determination of invalidity of any such right, and (iii) all claims for damages in respect of the Aircraft arising as a result of any default of other Persons under any such agreement, including, without limitation, all warranty and indemnity provisions contained therein and all claims arising thereunder, in respect of the Aircraft;

(c) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Security Agreement, and all estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof;

(d) all of the Grantor’s rights under the Management Agreement and any substitutions therefore or replacements thereof;

(e) all insurance proceeds with respect to the Aircraft or any part thereof; and

(f) all proceeds of any or all of the foregoing, whenever acquired, including, but not limited to, the proceeds of any insurance maintained with respect to any of the foregoing and all proceeds payable or received with respect to any condemnation, expropriation, requisition or other Event of Loss.

All property referred to in this granting clause, whenever acquired by the Grantor and wherever located, shall secure all Secured Obligations of Grantor at any time outstanding. Any and all properties referred to in this granting clause which are hereafter acquired by the Grantor, shall, wherever located and without further conveyance, assignment or act by the Grantor or the Secured Party, thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

The conveyance, warranty, mortgage, assignment, pledge and security interest created hereunder in all of the foregoing Collateral are effective and operative immediately, and shall continue in full force and effect until the Grantor shall have made such payments and shall have duly, fully and finally performed and observed all of its agreements and covenants and provisions then required hereunder and under the other Loan Documents. The assignment of warranty and servicing rights described in clause (b) above is a present assignment and shall be effective, and the security interests created thereby shall attach, immediately upon execution of this Security Agreement; provided that the Grantor shall be entitled to exercise, and the Secured Party shall not be entitled to exercise, any of the rights, powers, privileges, remedies and other benefits of the Grantor described in clause (b) above unless and until an Event of Default shall have occurred and be continuing, this Security Agreement has been declared or is deemed to be in default, and the Secured Party shall have notified any third parties in writing that the Secured Party will be exercising the rights of the Grantor.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Secured Party, its successors and assigns, subject to the terms and provisions set forth in this Security Agreement.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under all Purchase Agreements to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Secured Party shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Grantor under or pursuant to any of the Purchase Agreements, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times, except as expressly herein provided.

The Grantor does hereby warrant, represent and covenant that no assignment or pledge of the Collateral is in effect as of the date hereof, and that after the date hereof it will not assign or pledge, so long as this Security Agreement shall remain in effect, any of its estate, right, title or interest in the Collateral, to anyone other than the Secured Party.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

SECTION 2.2 Acceptance Certificate and Further Assurances. Concurrently with the delivery of the Aircraft to the Grantor pursuant to the Purchase Agreement or the delivery of a replacement Engine to the Grantor, as the case may be, the Grantor shall execute an Acceptance Certificate, which Acceptance Certificate shall identify the Aircraft or the replacement Engine, as the case may be, and the engines installed on the Aircraft, and shall confirm that the Aircraft or the replacement Engine, as the case may be, has been accepted by the Grantor and that the Grantor’s rights, title and interests in the Aircraft or the replacement Engine, as the case may be, are subject to the lien of this Security Agreement. The filing of this Security Agreement with the FAA shall constitute evidence that the Grantor has accepted the Aircraft pursuant to the Acceptance Certificate and the terms of this Security Agreement. At any time and from time to time, upon the request of the Secured Party, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request, and as are necessary or desirable to perfect, preserve or protect the security interests and assignments created or intended to be created hereby, or to obtain for the Secured Party the full benefit of the specific rights and powers herein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the mortgage, security interests or assignments created or intended to be created hereby.

SECTION 2.3 Filing of Financing Statements and Continuation Statements. The Grantor authorizes the Secured Party to file financing statements or other documents (and continuation statements with respect to such financing statements previously filed) relating to the conveyance, warranty, mortgage, assignment, pledge and security interest created under this Security Agreement in the Collateral and any other documents that may be required in order to comply with Applicable Law or as may be specified from time to time by the Secured Party.

SECTION 2.4 Release of Security in Collateral. Upon receiving evidence satisfactory to the Secured Party that all of the Secured Obligations then due and payable shall have been finally paid in full and that all of the other obligations of Secured Party hereunder shall have terminated, the mortgage and security interest granted by this Security Agreement shall terminate.

Notwithstanding the foregoing, the provisions of Section 4.7 shall survive the termination of this Security Agreement and of the lien hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Grantor is a corporation duly formed and existing under the laws of the state where organized. This Agreement, and any instrument or agreement required hereunder, are within the Grantor’s powers, have been duly authorized, and do not conflict with any of its organizational papers. This Agreement is a legal, valid and binding agreement of the Grantor, enforceable against the Grantor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable. In each state in which the Grantor does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes. The Grantor possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

(b) The Grantor has the authority and the legal right to execute and deliver, to perform its obligations under, and to grant the lien in the Collateral pursuant to this Security Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the lien in the Collateral pursuant to this Security Agreement.

(c) This Security Agreement constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms.

(d) The execution, delivery and performance of this Security Agreement by the Grantor will not (i) violate any provision of any Applicable Law, (ii) conflict with, result in a breach of or constitute a default under any contract or obligation to which the Grantor is a party or by which the Aircraft may be bound or (iii) result in the creation or imposition of any lien upon or with respect to the Aircraft pursuant to any Applicable Law or contractual obligation of the Grantor, except as contemplated hereby.

(e) No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any foreign, Federal, State or local Government Authority or agency, or other Person is required with respect to the execution, delivery or performance by the Grantor of this Security Agreement, or the consummation by the Grantor of any of the transactions contemplated hereby, or if any such approval, notice, registration, or action is required, it has been duly given, accomplished or obtained and a copy thereof has been delivered to the Secured Party on or prior to the date hereof.

(f) There is no lawsuit, tax claim or other dispute pending or threatened against the Grantor, which, if lost, would impair the Grantor’s financial condition or ability to pay the amounts due under the Loan Documents.

(g) The Grantor is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation. There is no event which is, or with notice or lapse of time or both would be, an Event of Default under this Security Agreement.

(h) The Grantor has filed all tax returns required to be filed and has paid, or made adequate provisions for the payment of, all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property. No tax liens have been filed and no material claims are being asserted with respect to any such taxes. The reserves on the books of the Grantor in respect of taxes are adequate. The Grantor is not aware of any proposed assessment or adjustment for additional taxes (or any basis for any such assessment) which might be material to the Grantor.

(j) The Grantor has caused to be obtained, and maintained in effect, the insurance coverage required in this Security Agreement.

(k) The Grantor has good and marketable title to the Aircraft, free of all liens and defects except the lien created by this Security Agreement; and the Grantor has full power and authority to mortgage and grant a lien on and security interest in the Collateral.

(l) All financial and other information that has been or will be supplied to the Secured Party is sufficiently complete to give the Secured Party accurate knowledge of the Grantor’s (and the Guarantor’s) financial condition including all material contingent liabilities and is in compliance with all government regulations that apply. Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Grantor (or the Guarantor).

(m) Except for the filing of the Security Agreement with the FAA no further action) is necessary or advisable in order to establish or perfect the Secured Party’s first priority security interest in the Collateral as against the Grantor or any third Person. On the date hereof, this Security Agreement shall be, and on and after the date hereof, this Security Agreement will remain, a valid and enforceable first priority lien on the Collateral, and the Grantor will forever warrant and defend such validity, priority and enforceability of the lien of this Security Agreement against the claims and demands of all Persons whomever.

(n) The Grantor is a citizen of the United States (as defined in 49 U.S.C. Section 40102(a)(15)) and is eligible to register the Aircraft with the Federal Aviation Administration pursuant to Part 47 of the Federal Aviation Regulations.

ARTICLE IV

COVENANTS OF GRANTOR

The Grantor hereby covenants and agrees as follows:

SECTION 4.1 Liens. The Grantor will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Collateral, title thereto or any interest therein, except (a) the respective rights of the Grantor and the Secured Party as herein provided; and (b) liens for Taxes either not yet due or being contested in good faith with due diligence and by appropriate proceedings so long as nonpayment of any such Tax or the contest of any such payment in such proceedings does not involve any material danger of sale, forfeiture or loss of any Collateral or any interest therein or the Secured Party’s first priority lien thereon. The Grantor will promptly, at its own expense, take such action as may be necessary duly to discharge any such lien not excepted above.

SECTION 4.2 Possession and Use.

(a) Possession and Transfer. The Grantor shall not sell, assign, lease or otherwise transfer, deliver or relinquish possession of the Aircraft, the Airframe, or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe except that the Grantor may deliver or permit the delivery of possession of the Aircraft, the Airframe or any Engine to a management company and to the manufacturer thereof or any other qualified entity, for testing, service, storage, repair, modification, maintenance, inspection, overhaul, or demonstration, delivery related training or certification flights, or similar activities thereof or for alterations or modifications in or additions to the Aircraft, Airframe or Engine to the extent required or permitted by the terms of hereof.

(b) Lawful Insured Operations. The Grantor will not knowingly permit the Aircraft, the Airframe or any Engine to be used or operated in violation of any Applicable Law of any Governmental Authority, or in violation of any airworthiness certificate or limitation, license or registration issued by any such authority, in each case to the extent made mandatory to the Aircraft, and the Grantor will cause the Aircraft to be operated in accordance with the manufacturer’s or supplier’s instructions or manuals. In the event that any such law, rule, regulation or order requires alteration of any item of Collateral, unless the validity thereof is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not in the Secured Party’s opinion involve any material danger of the sale, forfeiture or loss of any item of Collateral, or any interest, including the Secured Party’s security interest, therein), the Grantor will obtain conformance therewith at no expense to the Secured Party and will cause such item of Collateral to be maintained in proper operating condition under such laws, rules, regulations and orders. The Grantor shall not operate or locate the Aircraft, or suffer or permit the Aircraft to be operated or located, in any place, (i) unless the Aircraft is covered by insurance, or (ii) contrary to the terms of such insurance. Grantor shall not utilize the Aircraft so as to include any landings in countries other than countries that then have diplomatic relations with the United States of America.

(c) Maintenance. The Grantor, at its own cost and expense, shall:

(i) perform all mandatory service, repair, storage, maintenance, overhaul, alterations, modifications and testing (A) in accordance with good industry practice and the applicable maintenance program adopted in accordance with the procedures of the Governmental Authority having jurisdiction over the Grantor or the Collateral, (B) as may be necessary and required under, and in compliance with Applicable Law, (C) in accordance with manufacturer’s or supplier’s recommended procedures, (D) so as to keep the Aircraft in good condition, ordinary wear and tear excepted, and in good operating condition; and

(ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the laws of the applicable Governmental Authority (provided that if the airworthiness certificate is withdrawn, or the Aircraft is voluntarily grounded by the Grantor in each case for a reason relating to the use, operation, maintenance, alteration or modification of the Aircraft or otherwise relating to the condition thereof and the Grantor is taking all necessary action promptly to correct the condition which resulted in such voluntary grounding or withdrawal of certification or is contesting in good faith such grounding, the Grantor shall not be deemed in violation of any maintenance covenant); and

(iii) The Grantor agrees that the Aircraft, Airframe and Engines will not be maintained in violation of any law or any rule, regulation or order of any government or governmental authority (domestic or foreign) having jurisdiction, in violation of any warranty with respect to any Collateral or in violation of any airworthiness certificate, license or registration relating to the Aircraft, Airframe or any Engine issued by any such government or authority, except to the extent the validity or application of any such directive, instruction, law, rule, regulation or order is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not, in the Secured Party’s opinion, involve any material danger of the sale, forfeiture or loss of such Collateral or any interest, including the Secured Party’s security interest, therein). The Grantor shall, not less often than once during each calendar year, provide to the Secured Party written confirmation, in form and content acceptable to the Secured Party, that the Grantor has complied with the provisions of this Section; and

(iv) maintain all Records required by, and in a manner acceptable to, the Governmental Authority having jurisdiction over the Grantor. Grantor shall promptly furnish or cause to be furnished to the Secured Party such information as may be required to enable the Secured Party to file any reports required to be filed by the Secured Party with any governmental authority because of the Secured Party’s interests in any Collateral.

(d) Registration and Insignia. The Grantor shall cause the Aircraft at all times to be duly registered with the FAA. The Grantor shall fasten or cause to be fastened to the Airframe in a reasonably prominent position, and on each Engine (if not prohibited by Applicable Law), a fireproof metal bearing the following legend:

“This Aircraft/Engine is owned by Global Energy, Inc. and is subject to a first priority security agreement in favor of On Flight, Inc.

Except as provided in this Security Agreement, the Grantor will not allow the name of any other Person to be placed on the Aircraft or any Engine as a designation that could be interpreted as a claim of ownership or lien on the Aircraft. The Grantor shall also help the Secured Party perfect and protect its security interests and liens in the Aircraft, and reimburse it for related costs it incurs to protect its security interests and liens in the Aircraft.

(e) Payment of Obligations and Financial Statements. The Grantor hereby agrees that it will promptly pay or cause to be paid when due all Taxes, assessments and other governmental charges imposed with respect to the Collateral (except to the extent being contested in good faith and by appropriate proceedings). Grantor shall delivery to Secured Party an income statement and balance sheet (current within the prior thirty (30) days) duly certified as accurate by an officer of Grantor and in a form reasonably satisfactory to the Secured Party (with such financial statement to include the Guarantor’s balance sheet, sources and uses of cash flow and disclosure of all contingent liabilities) and a copy of Grantor’s most recent tax return (including all schedules thereto) upon the execution hereof and annually thereafter during the term of this Security Agreement. Grantor agrees to maintain a minimum net worth of $1,000,000 during the term of this Security Agreement.

(f) Change of Name, Location or Formation. In connection with any change of the name, identity, formation location or structure of Grantor that might make the UCC financing statements or Loan Documents filed in connection with the transactions contemplated hereby seriously misleading within the meaning of the UCC or any change in the location of the state or formation or principal place of business of Grantor, shall give the Secured Party notice of such change and copies of the form of such financing statements at least ten (10) days prior to such change and duly file appropriate financing statements in all appropriate filing offices prior to such change.

(g) Compliance with Laws. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Grantor’s business.

(h) Cooperation. Grantor shall take any action reasonably requested by the Secured Party to carry out the intent of this Security Agreement.

(i) Audits. To allow the Secured Party and its agents to inspect the Grantor’s properties and examine, audit and make copies of books and records, including but not limited to tax returns at any reasonable time.

(j) Use of Proceeds. To use the proceeds of the Loan only for the purchase of the Aircraft.

SECTION 4.3 Replacement of Parts; Alterations, Modifications and Additions.

(a) Replacement of Parts. The Grantor, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Grantor may, at its own costs and expense, remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Grantor shall replace or cause the replacement, at its own costs and expense of such Parts as promptly as possible. All replacement Parts shall be free and clear of all liens and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

(b) Title to Replaced Parts. All Parts at any time removed from the Aircraft, the Airframe or any Engine, shall remain the property of the Grantor and subject to the security interest in favor of the Secured Party created by this Security Agreement, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, without further act, such replacement Part shall become subject to the security interest in favor of the Secured Party created by this Security Agreement, and be deemed part of the Aircraft for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Aircraft.

(c) Alteration, Modifications and Additions. The Grantor, at its own expense, shall make or cause to be made alterations and modifications in and additions to the Airframe and each Engine to the extent necessary from time to time to meet the applicable standards of Applicable Law and to maintain the certificate of airworthiness for the Aircraft. In addition, the Grantor, at its own expense, may from time to time permit to be made such alterations and modifications in and additions to the Aircraft as it may deems desirable in the proper conduct of its business, provided that no such alteration, modification or addition diminishes the value, utility, condition or airworthiness of such Aircraft below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition, or causes the airworthiness certification of the Aircraft to cease to be in good standing. The Grantor’s rights, title and interests in all Parts added to the Aircraft, the Airframe or an Engine as the result of such alteration, modification or addition shall, without further act, be subject to the lien of this Security Agreement. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Grantor may remove any Part if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in such Collateral at the time of delivery thereof or any Part in replacement of or substitution for any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Collateral pursuant to the terms of this Article, and (iii) such Part can be removed from such Collateral without causing any material damage thereto. Upon the removal of any Part as above provided, the Grantor’s rights, title and interests in such Part shall be released from the lien of this Security Agreement.

(d) Title to Parts. Subject to the provisions hereof, title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of any alteration, modification or addition shall, without further act, become subject to the security interest in favor of the Secured Party created by this Security Agreement.

(e) No Liability for Alteration, Modification or Addition; Grounding. In no event shall the Secured Party bear any liability or cost whatsoever for (i) any alteration, modification, addition or (ii) any grounding of any Aircraft, or suspension of certification of an Aircraft or for loss of revenue suffered by the Grantor for any reason whatsoever.

SECTION 4.4 Loss or Destruction.

(a) Notification of Secured Party. Upon the occurrence of an Event of Loss with respect to the Aircraft, the Grantor shall give the Secured Party prompt written notice (and in any event within three (3) days after such occurrence) thereof, and the Grantor shall, on or before the earliest of (i) the thirtieth (30th) day following the date of the occurrence of such Event of Loss, or (ii) the next day following the receipt of insurance proceeds with respect to such occurrence, pay to the Secured Party the Loss Value. In the event of payment in full by the Grantor of the appropriate Loss Value and all other amounts then due and payable hereunder and under any other Loan Document, the Grantor’s rights, title and interest in the Aircraft having suffered the Event of Loss shall be released from this Security Agreement and the Secured Party shall execute and deliver, at the Grantor’s cost and expense, such instruments as may be reasonably required to evidence such release.

(b) Application of Payments. Any payments received at any time by the Secured Party or by the Grantor from any insurer with respect to an Event of Loss shall be applied in the manner specified in Sections 4.5 (c) and (d). Subject to Section 4.5 (b), any payments received at any time by the Secured Party or the Grantor from any Governmental Authority or other Person with respect to any Event of Loss will be applied as follows: so much of such payments as shall not exceed the Secured Obligations shall be paid to the Secured Party in reduction of the outstanding Secured Obligations, and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, the Grantor.

(c) Payments During Default. Notwithstanding the foregoing provisions of this Section, any payments received at any time by the Secured Party from any Governmental Authority or other Person with respect to any Event of Loss, which are payable to the Grantor, shall not be paid to the Grantor if at the time of such payment an Event of Default shall have occurred and be continuing, in which event all such amounts shall be paid to and held by the Secured Party to be applied by the Secured Party toward the payment of such Secured Obligations at the time due in such order of application as the Secured Party may from time to time elect.

In furtherance of the foregoing, the Grantor hereby irrevocably assigns, transfers and sets over to the Secured Party all rights of the Grantor to any award or payment received by or payable to the Grantor on account of an Event of Loss.

SECTION 4.5 Insurance.

(a) Liability Insurance. The Grantor will carry and maintain in effect, or cause to be carried and maintained in effect, at all times, with insurers of recognized responsibility, at no cost and expense to the Secured Party, comprehensive aircraft and general public liability insurance, third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance (including war and allied perils coverage) with respect to the Aircraft, in amounts not less than One Hundred Million Dollars ($100,000,000) combined single limit per occurrence or such higher amount, and of such type and terms, as that usually carried by aircraft owners similar to the Grantor, with respect to aircraft similar to the Aircraft and used in a similar manner. Each and any policy of insurance carried in accordance with this Security Agreement and each and any policy obtained in substitution or replacement for any of such policies, (i) shall designate the Grantor, the Secured Party and the other Indemnitees as additional insureds as their interests may appear (but without imposing upon any such Person any obligation imposed upon the insured, including, without limitation, the liability to pay any calls, commissions and premiums for any such policies); (ii) shall expressly provide for a severability of interests clause or that, in respect of the interests of the Secured Party and the other Indemnitees in such policies, the insurance shall not be invalidated as to an insured by any act or omission of the Grantor or any other Person and shall insure the Secured Party and the other Indemnitees, regardless of any breach or violation by any other Person of any warranty, declaration or condition contained in such policies; (iii) shall provide that if such insurance is canceled for any reason whatsoever, or is changed in any adverse way with respect to the interests of the Secured Party and the other Indemnitees, such cancellation or change shall not be effective as to the Secured Party and the other Indemnitees, until thirty (30) days, or such lesser period of time as is customarily available at the time in the case of any war risk and allied perils coverage, after notice to the Secured Party, from such insurer or insurers, of such prospective cancellation or change; and (iv) shall provide that, as against the Secured Party and the other Indemnitees, each insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and shall waive any rights it may have to be subrogated to any right of any insured against the Secured Party or the other Indemnitees, with respect to the Aircraft. Each liability policy shall be primary without right of contribution from any other insurance that may be carried by the Secured Party or the other Indemnitees, and shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, provided, that such policies shall not operate to increase the insurer’s limit of liability. Nothing contained herein shall prevent any Indemnitee from maintaining additional insurance at its own expense, provided that the maintaining of such insurance shall not prejudice the Grantor’s ability to obtain, or recover under, the insurance required to be maintained hereunder at the direction of the Grantor or any reinsurance thereof.

(b) Insurance Against Loss or Damage. The Grantor will maintain in effect, or cause to be carried and maintained in effect, with insurers of recognized responsibility, at no cost and expense to the Secured Party, “all-risk” ground, taxiing and flight aircraft hull insurance covering the Aircraft, and “all-risk” coverage (including war risk and allied perils) including transit insurance with respect to Engines and Parts while not installed on such Aircraft, which in each case considering all policy terms, limitations and exclusions is of the type, terms and amount currently maintained on this Aircraft and as customarily maintained by aircraft owners similar to the Grantor with respect to aircraft similar to the Aircraft used in a similar manner; provided that the amount of such coverage shall not at any time be less than the Secured Obligations. Each and any policy of insurance obtained and maintained pursuant to this Security Agreement and each and any policy obtained in substitution or replacement for any such policies, (i) shall designate the Grantor as an owner of the Aircraft, and shall designate the Secured Party as a loss payee as provided below (but without imposing upon any such Secured Party any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies); (ii) shall expressly provide that, in respect of the interests of the Secured Party and the other Indemnitees in such policies, the insurance shall not be invalidated as to an insured by any act or omission of any other Person, and shall insure the Secured Party and the other Indemnitees and their respective assigns, regardless of any breach or violation by any other Person of any warranty, declaration or condition contained in such policies; (iii) shall provide that if such insurance is canceled for any reason whatsoever, or is changed in any adverse way with respect to the interests of the Secured Party and the other Indemnitees and their respective assigns, such cancellation or change shall not be effective as to the Secured Party or its respective assigns, until thirty (30) days (or such lesser period of time as is customarily available at the time in the case of any war risks or allied perils coverage) after written notice to the Secured Party from such insurer or insurers, as the case may be, of such prospective cancellation or change; (iv) shall provide that, as against the Secured Party and the other Indemnitees, each insurer shall waive any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waive any rights it may have to be subrogated to any right of any insured against the Secured Party and the other Indemnitees with respect to the Aircraft; (v) shall provide that in the event of any damage or loss which is an Event of Loss hereunder and which results in a payment, such payment shall (to the extent of the applicable amount of the Secured Obligations) be payable directly to the Secured Party, so long as the lien of this Security Agreement shall not have been discharged and, thereafter, to the Grantor, for application as provided herein; (vi) shall provide that in the event of any damage or loss which is not an Event of Loss hereunder and which results in a payment, for any one occurrence, in excess of Fifty Thousand Dollars ($50,000) such payment shall be payable directly to the Secured Party, so long as the lien of this Security Agreement shall not have been discharged and thereafter to the

Grantor for application as provided herein; and (vii) shall provide that, unless the insurers are notified by the Secured Party to the contrary due to the occurrence and continuance of an Event of Default, payments for any one occurrence not in excess of Fifty Thousand Dollars ($50,000) shall be payable directly to the Grantor. Nothing contained herein shall prevent any Indemnitee from maintaining additional insurance at its own expense, provided that the maintaining of such insurance shall not prejudice the Grantor’s ability to obtain, or recover under, the insurance required to be maintained hereunder at the direction of the Grantor or any reinsurance thereof.

(c) Application of Insurance Proceeds for an Event of Loss. It is agreed that insurance payments that arise from insurance required to be carried by the Grantor pursuant to this Security Agreement and received as the result of the occurrence of an Event of Loss shall be applied as follows: so much of such payments as shall not exceed the Secured Obligations shall be paid to the Secured Party in reduction of the outstanding Secured Obligations, and the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, the Grantor.

(d) Application of Insurance Proceeds for Other than an Event of Loss. The insurance payments of any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto will be applied as payment for the repair or for replacement property which the Grantor may incur or to reimburse the Grantor for such repairs or replacements already paid for by the Grantor, and any balance remaining after compliance with the Loan Documents with respect to such loss shall be paid to the Grantor or as it directs. The Grantor or such Person as it directs shall be entitled to receive from the loss payee any insurance proceeds which do not exceed Twenty Five Thousand Dollars ($25,000) as soon as such funds are paid and shall promptly receive such additional insurance proceeds for repair work in progress or replacement parts as provided above upon providing invoices or other reasonable evidence of the charges incurred or to be incurred for such repair or replacement or reasonable evidence that the Grantor has paid such amounts.

(e) Application of Proceeds if an Event of Default. Any amount referred to in Section 4.5(d) that is otherwise payable to the Grantor shall not be paid to the Grantor, or if it has been previously paid to or retained by the Grantor, shall be paid by the Grantor to the Secured Party, so long as the lien of this Security Agreement shall not have been discharged, if at the time of such payment or retention an Event of Default shall have occurred and be continuing. In such case, such amounts shall be paid to and held by the Secured Party as security for the Secured Obligations, or, at the option of the Secured Party or the Grantor, applied by the Secured Party toward payment of any of the Secured Obligations at the time due hereunder, including, without limitation, by reason of this Security Agreement being declared or deemed declared in default, as the Secured Party may elect. At such time as there shall not be continuing any such Event of Default, all such amounts at the time held by the Secured Party in excess of the amounts, if any, which the Secured Party has elected for application as provided above, shall be paid to the Grantor.

(f) Certificates. On or before the date hereof, upon reasonable request of Secured Party, upon any material change in policy terms and on each renewal or replacement by the Grantor of the insurance required hereby, the Grantor will furnish or cause to be furnished to the Secured Party a certificate of insurance executed and delivered by the applicable broker(s) or insurer(s), describing in reasonable detail, and in accordance with customary practice, insurance (and reinsurance, if any) carried on the Aircraft. The Grantor shall advise the Secured Party of any act or omission which might render insurance unenforceable in whole or in part.

(g) Secured Party’s Right to Obtain Insurance. In the event that the Grantor shall fail to cause insurance to be maintained as herein provided, the Secured Party or any Indemnitee may at its option (but shall not be obligated to) provide such insurance and in such event, the Grantor shall, upon demand, reimburse such Person for the cost thereof, together with interest thereon at the Default Rate, which reimbursement obligation shall be secured by the Collateral. No such payment, performance or compliance shall be deemed to cure any default hereunder or otherwise relieve the Grantor of its obligations with respect thereto. Nothing contained in this Article shall limit or prohibit any Indemnitee from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto.

(h) General Business Insurance. The Grantor will carry and maintain in effect, or cause to be carried and maintained in effect, at all times, with insurers of recognized responsibility, at no cost and expense to the Secured Party, insurance as is usual for the businesses it operates.

SECTION 4.6 Inspection. The Grantor shall furnish to the Secured Party such information concerning the location, condition, use and operation of the Aircraft as the Secured Party may reasonably request. The Grantor shall permit any Person designated by the Secured Party on reasonable prior notice at such Person’s expense and risk and without expense to the Grantor at reasonable time to inspect the Aircraft and the Grantor’s Records related thereto. The Secured Party shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of making or not making any such inspection.

SECTION 4.7 Indemnification.

(a) Indemnity. The Grantor agrees to indemnify, reimburse, and hold harmless each Indemnitee as hereinafter provided, from and against any and all claims (whether or not based on strict liability), damage, losses, liabilities, demands, suits, judgments, actions, legal proceedings, whether civil or criminal penalties, fines, other sanctions, and any reasonable attorney’s fees and expenses and other reasonable out-of-pocket costs and expenses such as salaries and overhead (any and all of which are hereafter referred to as “Claims”) which in any way may result from, pertain to, or arise in any manner out of, or are in any manner related to:

(i) any Purchase Agreement and the transactions contemplated thereby, and

(ii) the Aircraft, the Airframe, any Engine or any engine used in connection with the Airframe or any Part thereof, including, but not limited to, (A) the condition, manufacture, purchase, ownership, registration, reregistration, delivery, non-delivery, leasing, subleasing, acceptance, rejection, possession, return, financing, liens, disposition, use performance, modification, maintenance or operation of the Aircraft, the Airframe, any Engine or any engine used in connection with the Airframe or any Part (including, without limitation, latent and other defects whether or not discoverable by the Grantor and patent, trademark or copyright infringement) either in the air or on the ground (including, without limitation, injury, death or property damage of passengers, shippers and others, and environmental control, noise and pollution regulations); or (B) any defect in the Aircraft, the Airframe, any Engine or any engine used in connection with the Airframe or any Part thereof arising from the material or any articles used therein, from, the design, testing, or use thereof, from any maintenance, service, repair overhaul, or testing of such Aircraft, Airframe, Engine or Part, regardless of when such defect shall be discovered, whether or not such Aircraft, Airframe, Engine, engine or Part is at the time in the possession of the Grantor, and regardless of where such Aircraft, Airframe, Engine or Part may then be located.

(b) Notice. If a Claim is made against an Indemnitee which Claim, if it were sustained, would be subject to indemnification by the Grantor hereunder and if such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such Claim to the Grantor; provided, that the failure to provide such notice shall not release the Grantor from any of its obligations to indemnify hereunder except that the liability of the Grantor hereunder shall be reduced to the extent that any such failure by such Indemnitee to give such notice results in any increase in or inability to mitigate the liability of the Grantor hereunder, and no payment by the Grantor to an Indemnitee pursuant to this Section shall be deemed to constitute a waiver or release of any right or remedy which the Grantor may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Grantor such notice. The Grantor, at its sole cost and expense as provided herein, shall have the right to investigate and prosecute the entire defense and compromise and settlement of any Claim for which indemnification is sought with counsel selected by it; provided, however that concurrently therewith the Grantor confirms its indemnification obligations hereunder with respect thereto in accordance with and to the extent provided in this Section (b) and to the extent such contest is not successful. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Grantor pursuant to the preceding provisions so long as such participation does not in the reasonable opinion of the Grantor interfere with the Grantor’s defense of such Claim. In the event the Grantor shall so assume the defense of any Claim, each Indemnitee shall cooperate with the Grantor in defending such Claim. Each Indemnitee shall supply the Grantor with such information reasonably requested by the Grantor as is necessary or advisable for the Grantor to control or participate in any proceeding. In the event an Indemnitee has assumed the defense of a Claim in accordance herewith, the Grantor shall cooperate with such Indemnitee in defending such Claim and supply such Indemnitees with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in such proceeding. No Indemnitee shall enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Grantor, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Section. Claims payable by the Grantor hereunder shall be due to the applicable Indemnitee ten (10) days after the Grantor’s receipt of demand therefore in reasonable detail from the applicable Indemnitee.

ARTICLE V

EVENTS OF DEFAULT

SECTION 5.1 Events of Default. Any one or more of the following occurrences or events shall constitute an “Event of Default” (whether any such event shall be voluntary or involuntary or come about or be effected by operation of Applicable Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any other Governmental Authority) until such time as it has been remedied:

(a) The Grantor fails to make a payment of principal, interest or any loan fee under the Loan Documents within five (5) days of the date when due or, in the case of any payment other than the payment of any principal, interest or loan fees due under the Loan Documents, within five (5) days of the date when due upon written notice from the Secured Party.

(b) The Secured Party fails to have an enforceable first lien on or security interest in any property given as security under the Loan Documents.

(c) The Grantor (or the Guarantor) has given the Secured Party false or misleading information or representations which the Secured Party believes materially adversely effects the ability of the Grantor (or the Guarantor) to repay the amounts due under the Loan Documents.

(d) An event of default under the Note, Guaranty, the Pledge Agreement, this Security Agreement or the Management Agreement occurs; or

(e) The Grantor shall fail to maintain or cause to be maintained the insurance required pursuant to this Security Agreement; or

(f) The Grantor shall fail to perform or observe (or cause to be performed or observed) any other covenant or agreement to be performed or observed by it under this Security Agreement, the Note or the Management Agreement, and such failure shall continue unremedied for ten (10) days; or

(g) Any representation or warranty of the Grantor contained in this Security Agreement shall prove to have been incorrect in a material respect when made; or

(h) An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine occurs; or

(i) The Guarantor dies; provided, however, that the death of the Guarantor will not be considered an Event of Default under this Security Agreement if, within thirty (30) days of the death of the Guarantor, an undertaking in form and content satisfactory to the Secured Party is made by the estate or beneficiaries of the estate of the Guarantor to assume his obligations under the Guaranty; or

(j) The Grantor (or the Guarantor) files a bankruptcy petition, a bankruptcy petition is filed against the Grantor (or the Guarantor), or the Grantor (or the Guarantor) makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against the Grantor (or the Guarantor) is dismissed within a period of forty-five (45) days after the filing; provided, however, that the Secured Party will not be obligated to extend any additional credit to the Grantor during that period; or

(k) A receiver or similar official is appointed for the Grantor’s (or the Guarantor’s) business, or the business is terminated; or

(l) Any judgments or arbitration awards are entered against the Grantor (or the Guarantor), or the Grantor (or the Guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an amount which materially adversely effects the Grantor’s (or the Guarantor’s) ability to pay the amounts due under the Loan Documents; or

(m) Any government authority takes action that the Secured Party believes materially adversely affects the Grantor’s (or the Guarantor’s) financial condition or ability to pay the amounts due under the Loan Documents; or

(n) A material adverse change occurs in the Grantor’s (or the Guarantor’s) ability to pay the amounts due under the Loan Documents; or

(o) Any default occurs under any agreement in connection with any credit the Grantor (or the Guarantor) has obtained from anyone else or the Secured Party or any affiliate of the Secured Party, or which the Grantor (or the Guarantor) has guaranteed in the amount of $500,000 or more in the aggregate if the default consists of failing to make a payment when due or gives the other Secured Party or the Secured Party or any affiliate of the Secured Party the right to accelerate the obligation; or

(p) The controlling ownership in Grantor changes or there is any change in the Grantor’s name, legal structure, or jurisdiction of incorporation; or

(q) Grantor’s or Guarantor’s net worth is less than $1,000,000 at any time; or

(r) The cash balance in the Operations Fund pursuant to the Management Agreement, remains less than $10,000.00 within three (3) business days after notice from Manager.

SECTION 5.2 Remedies.

(a) If any Event of Default shall have occurred and be continuing after the expiration of any applicable cure period, the Secured Party may, at its option, declare the commitment of the Secured Party to make the Loan to be terminated and the unpaid principal of (and indemnification for funding losses, if any) and accrued interest on the Loan and all other amounts due and payable under this Security Agreement and the other Loan Documents to be forthwith due and payable, whereupon such commitment shall immediately terminate and the Loan and such other amounts shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Loan Document to the contrary notwithstanding; and the Secured Party may, in its sole discretion, immediately exercise and pursue any remedy described herein or otherwise available to it in any Loan Document, at law, in equity or by statute. Upon such declaration, the Secured Party may exercise any or all of the rights and powers and pursue any or all of the remedies permitted by this Article.

(b) The Grantor agrees, to the full extent that it lawfully may, that if one or more Events of Default shall have occurred and be continuing after the expiration of any applicable cure period, then in every such case the Secured Party may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder or in any other Loan Document or available to a secured party under Applicable Law, including the Uniform Commercial Code or any other provision of law or equity, including, but not limited to:

(i) The Secured Party may, upon written demand to Grantor and at the Grantor’s cost and expense, require the Grantor to return promptly, and the Grantor hereby agrees that it shall return promptly, the Aircraft, the Airframe and the Engines and Records, as the Secured Party may so demand, to the Secured Party in the manner and condition required by, and otherwise in accordance with all the provisions of, this Security Agreement, or if the Grantor does not so deliver, the Secured Party’s agent, at its option, may, but shall be under no obligation to, enter upon the premises where all or any part of the Aircraft, Airframe and/or Engine(s) and/or Records are located and take immediate possession of and remove the same, by summary proceedings or otherwise, all without liability accruing to the Secured Party or the Secured Party’s agent (and Grantor hereby waives any rights in connection with such) for or by reason of such entry or taking of possession or removal whether for the restoration of damage to property caused by such action or otherwise, except for its gross negligence or willful misconduct; and

(ii) the Secured Party may exclude the Grantor from the Collateral; and

(iii) the Secured Party may sell, assign, transfer and deliver, to the extent permitted by Applicable Law, the Collateral or any interest therein, whether or not the Collateral is in the constructive possession of the Secured Party or the Person conducting the sale, at any private sale or public auction with or without demand, advertisement or notice (except as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms and to such Persons as the Secured Party in its discretion may determine or as may be required by law; and the Secured Party may otherwise dispose of, operate, hold or use the Collateral, or any part thereof, as the Secured Party in its sole discretion may determine, in each case free and clear of any rights of the Grantor and without any duty to account to the Grantor with respect to any such action or inaction or for any proceeds with respect thereto. It is agreed that ten (10) days notice to the Grantor of the date, time and place (and terms, in the case of a private sale) of any proposed sale by the Secured Party of the Collateral or any part thereof or interest therein is reasonable; and

(iv) The Secured Party may proceed to enforce its rights by directing payment to it of all monies payable under any agreement relating to the Collateral, by proceedings in any court of competent jurisdiction for an appointment of a receiver or for the sale of all or any part of the Collateral possession to which the Secured Party shall at the time be entitled hereunder or for foreclosure of such Collateral, or by any other action, suit, remedy or proceeding authorized or permitted by this Security Agreement or at law or by equity, and may file such proofs of claim or other papers or documents as necessary or advisable in order to have the claims of the Secured Party asserted or upheld in any bankruptcy, receivership or other judicial case or proceeding; and

(v) the Secured Party may exercise any other right or remedy which may be available to it under Applicable Law, and may proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof and Grantor agrees that it will reimburse the Secured Party for all further amounts necessary to pay the reasonable costs and expenses of collection, including reasonable counsel fees and expenses.

(c) Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Sections 5.1 (j) or (k), unless the Secured Party should otherwise agree, the commitment of the Secured Party to make the loan shall automatically and without further act terminate and the unpaid principal and accrued interest on the Note and all other amounts due and payable under this Security Agreement and the other Loan Documents shall automatically and without further act become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or any other Loan Documents to the contrary notwithstanding, and the Secured Party may immediately exercise and pursue any remedy described herein or otherwise available to it in any Loan Document, at law, in equity or by statute.

(d) In addition to the foregoing remedies, the Grantor shall be liable for any and all unpaid amounts due hereunder and under the other Loan Documents before, during and after the exercise of any of the foregoing remedies and for all reasonable legal fees and other reasonable costs and expenses of the Secured Party, including, without limitation, attorneys’ fees and legal expenses, incurred by reason of the occurrence of any Event of Default or the exercise of any remedies with respect thereto.

(e) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under the Management Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed and the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the Management Agreement.

SECTION 5.3 Title to the Aircraft; Etc.

(a) If an Event of Default shall have occurred and be continuing, at the request of the Secured Party, the Grantor shall promptly execute and deliver to the Secured Party such instruments of title and other documents as the Secured Party may deem necessary or advisable to enable the Secured Party or an agent or representative designated by the Secured Party, at such time or times and place or places as the Secured Party may specify, to obtain possession of all or any part of the Collateral; provided that the Secured Party shall at the time be entitled to obtain such possession under Section 5.2 and the other applicable provisions of this Security Agreement. If the Grantor shall for any reason fail to execute and deliver such instruments and documents after such request by the Secured Party, the Secured Party may (i) obtain a judgment conferring on the Secured Party the right to immediate possession and requiring the Grantor to execute and deliver such instruments and documents to the Secured Party, to the entry of which judgment the Grantor hereby specifically consents to the fullest extent it may lawfully do so, and (ii) to the extent permitted by Applicable Law, pursue all or part of the Collateral wherever it may be found and may enter any of the premises of the Grantor wherever such Collateral may be or be supposed to be and search for and take possession of and remove the same. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid to Secured Party by the Grantor, be secured by the lien of this Security Agreement.

(b) Upon every such taking of possession, the Secured Party may, from time to time, at the expense of the Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper. In each such case, the Secured Party shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to carry on the business and to exercise all rights and powers of the Grantor relating to the Collateral, as the Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Secured Party may determine; and the Secured Party shall be entitled to collect and receive directly all tolls, rents revenues, issues, income, products and profits of the Collateral and every part thereof, except Excepted Payments, without prejudice, however, to the right of the Secured Party under any provision of this Security Agreement to collect and receive all cash held by, or required to be deposited with, the Secured Party hereunder. The Secured Party shall, pursuant to the exercise of its remedies under this Security Agreement, to the extent permitted by Applicable Law, be entitled to the appointment of a receiver for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Grantor hereby consents to the appointment of such receiver and will not oppose any such appointment. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and Records of the Grantor), and all other payments which the Secured Party may be required or authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Secured Party, and of all Persons acting as agents for the Secured Party.

SECTION 5.4 Remedies Cumulative. Each and every right, power and remedy given to the Secured Party specifically or otherwise in this Security Agreement and the other Loan Documents shall be cumulative and shall be in addition to every other right, power and remedy now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Grantor to be an acquiescence therein. To the extent permitted by applicable law, Grantor hereby waives any rights, now or hereafter conferred by statute or otherwise, which might limit or modify any of the rights or remedies of the Secured Party under or in connection with this Article

SECTION 5.5 Discontinuance of Proceeding. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case the Secured Party and the Grantor shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party shall continue as if no such proceedings has been instituted.

SECTION 5.6 Power of Attorney. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing and this Security Agreement has been declared or deemed to be in default, the Grantor does hereby constitute and appoint the Secured Party the true and lawful attorney of the Grantor, irrevocably, with full power of substitution (in the name of the Grantor or otherwise) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys, all awards payable in connection with the condemnation, requisition or seizure of the Collateral, or any part thereof, to execute proofs of claim, (in each case including insurance and requisition proceeds but excluding Excepted Payments) due and to become due under or arising out of any and all property which now or hereafter constitutes part of the Collateral, to endorse any checks, drafts, and other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings with respect to the Collateral which the Secured Party may deems to be necessary or advisable at any time to protect and preserve the interest of the Secured Party in the Collateral, or in this Security Agreement or the other Loan Documents. The Grantor agrees that promptly on receipt thereof, it will transfer to the Secured Party any and all moneys from time to time received by it constituting part of the Collateral and required to be distributed to the Secured Party pursuant to this Security Agreement.

SECTION 5.7 Attorneys’ Fees. The Grantor shall reimburse the Secured Party for all reasonable costs and attorneys’ fees incurred by the Secured Party in connection with the enforcement or preservation of any rights or remedies under this Security Agreement and any other documents executed in connection with this Security Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Security Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Grantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Secured Party is entitled to recover costs and reasonable attorneys’ fees incurred by the Secured Party related to the preservation, protection, or enforcement of any rights of the Secured Party in such a case.

SECTION 5.8 Distribution of Amounts Received after an Event of Default. All payments received and amounts realized by the Secured Party with respect to the Collateral after an Event of Default shall have occurred and be continuing after the expiration of any applicable cure period (whether realized from the exercise of any remedies pursuant to this Article or otherwise), as well as payments or amounts then held by the Secured Party as part of the Collateral, shall be distributed by the Secured Party in the following order of priority:

First, so much of such payments and amounts as shall be required to pay the expenses paid by the Secured Party pursuant to this Article (to the extent not previously reimbursed) shall be paid to the Secured Party;

Second, so much of such payments or amounts as shall be required to pay the amounts payable to any Indemnitee (to the extent not previously reimbursed) shall be paid to such Indemnitee;

Third, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loan, the accrued but unpaid interest thereon to the date of distribution, indemnification for funding losses, if any, and all other Secured Obligations, shall be paid to the Secured Party; such payments or amounts to be applied to the amounts so due, owing or unpaid in such order of application as the Secured Party may from time to time elect; and

Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be paid to the Grantor.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Security Interest Absolute. All rights of the Secured Party and the security interests granted to the Secured Party hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any Loan Document; or (ii) the failure or delay of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Grantor or any other Person under the provisions of the Loan Agreement, any other Loan Document or otherwise to exercise any right or remedy against any guarantor of, or collateral securing, any of the Secured Obligations; or (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any of the Secured Obligations; or (iv) any reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations; or (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document, any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or (vi) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Grantor, any surety or any guarantor; or (vii).

SECTION 6.2 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 6.3 Consent to Jurisdiction. The Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Hamilton County, Ohio, in any action, claim or other proceeding arising out of or any dispute in connection with this Security Agreement, any rights or obligations hereunder, or the performance of such rights or obligations. The Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Secured Party in connection with this Security Agreement, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property in any manner permitted by Applicable Law. Nothing in this Section shall affect the right of the Secured Party to bring any action or proceeding against the Grantor or its properties in the courts of any other jurisdictions.

SECTION 6.4 Waiver of Jury Trial. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, IN THE EVENT ANY JUDICIAL PROCEEDING IS INSTITUTED IN CONNECTION WITH THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS, TO THE EXTENT PERMITTED BY LAW, THE SECURED PARTY BY ITS ACCEPTANCE OF THIS SECURITY AGREEMENT OR

THE BENEFITS HEREOF AND THE GRANTOR HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 6.5 Notices. Any notice, request or other communication to either party by the other hereunder shall be given in writing and shall be deemed given on the earlier of the date the same is (i) telecopied at time of transmission by electronic facsimile transmission equipment, which equipment shall furnish written confirmation of successful and completed transmission of all pages without error in transmission or (to Secured Party at 513-794-4645 or to Grantor at (513-621-5947) (ii) the next business day after delivered to a reputable overnight courier for which it is intended at the address as set forth at the head of this Security Agreement. The place to which notices or copies of notices are to be given to either party may be changed from time to time by such party by written notice to the other party.

SECTION 6.6 No Waiver; Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Security Agreement preclude any other or further exercise thereof or the exercise of any other right. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.7 Limitation as to Enforcement of Rights, Remedies and Claims. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than the Grantor and the Secured Party (and its successors and assigns) any legal or equitable right, remedy, benefit or claim under or in respect of this Security Agreement or any other Loan Document.

SECTION 6.8 Severability of Invalid Provisions. Any provisions of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.9 Benefit of Parties, Successors and Assigns; Entire Agreement. All representations, warranties, covenants and agreement contained herein or delivered in connection herewith shall be binding upon, and inure to the benefit of, the Grantor and the Secured Party and their respective successors and assigns, all as herein provided. This Security Agreement, together with the other Loan Documents, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

SECTION 6.10 Survival. All representations, warranties and agreements made in this Security Agreement survive the execution and delivery of this Security Agreement. The provisions of Section 4.7 shall survive payment of all Secured Obligations and termination of the lien of this Security Agreement.

SECTION 6.11 Performance by Secured Party. In its discretion, the Secured Party may (but shall not be obligated to), at any time and from time to time (regardless of whether or not an Event of Default has occurred), for the account of the Grantor, pay any amount or do any act required of the Grantor hereunder and which the Grantor fails to pay or do at the time required hereunder, and any such payment shall be repayable by the Grantor on demand to the Secured Party, shall bear interest at the Default Rate and shall be secured by the Collateral.

SECTION 6.12 Counterparts. This Security Agreement and any amendment or supplement to this Security Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.13 Amendments. This Security Agreement may not be amended, changed, waived, supplemented, discharged or terminated orally but only by an agreement in writing signed by party against whom the enforcement is sought.

SECTION 6.14 Assignment. The Grantor shall not assign any of its rights or obligations hereunder.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have each caused this Aircraft Mortgage, Security Agreement and Assignment to be duly executed and sealed on their behalf by their respective offices duly authorized this ___ day of December, 2002.

GRANTOR:

Global Energy, Inc.

By:	/s/ H.H.Graves
Name:	H.H. Graves
Title:	President

STATE OF OHIO	)
)
COUNTY OF HAMILTON	)	ss

On this _____________ day of December, 2002 before me, a Notary Public in and for said County and State, personally appeared _Harry H. Graves, President of Global Energy, Inc._ known by me to be the person who executed the within instrument in behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

/s/ Ronald L. Benedict
My Commission Expires:	Notary Public

RONALD L. BENEDICT, Attorney at Law NOTARY PUBLIC - STATE OF OHIO My Commission has no expiration date, Section 147.03 R. C.

SECURED PARTY: OnFlight, Inc.

By:	/s/ Scott Durkee
Name:	Scott Durkee
Title:	President

STATE OF________________	)
)
COUNTY OF ______________	)

On this ___ day of _______, 2002 before me, a Notary Public in and for said County and State, personally appeared                 ,              of              known by me to be the person who executed the within instrument in behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.

/s/ Ronald L. Benedict
My Commission Expires:	Notary Public

RONALD L. BENEDICT, Attorney at Law NOTARY PUBLIC - STATE OF OHIO My Commission has no expiration date, Section 147.03 R. C.

EXHIBIT A

Aircraft

FAA Registration Number:	N5ONF
Aircraft Serial Number:	550-0636
Aircraft Manufacturer:	Cessna
Aircraft Model:	Citation 550
Aircraft Year:	1990
Engine Manufacturer:	Pratt & Whitney
Engine Model:	JT-15D
Engine Serial Numbers: 71597 & 71607
(each which have 750 or more rated takeoff horse power or its equivalent)

Exhibit B

ACCEPTANCE CERTIFICATE

On the date hereof, the Aircraft and the Engines installed thereon, specifically described as follows:

One (1) 1990 Cessna Citation 550 Aircraft, FAA Registration No. N5ONF; manufacturer’s serial no. 550-0636, and two (2) Pratt & Whitney engines bearing, respectively, manufacturer’s serial nos. 71597 and 71607; and all appliances, parts, components, instruments, appurtenances, accessories, avionics, furnishings or other equipment of installed on or attached to the airframe and engines have been unconditionally accepted by the Grantor.

The Grantor hereby confirms to the Secured Party that: (a) the Grantor has accepted the Aircraft and Engines for all purposes hereof and of the Purchase Agreement whereby Grantor acquired the Aircraft; and (b) Grantor is a “citizen of the United States” within the meaning of 49 U.S.C. §40102(a)(l5).

This Acceptance Certificate evidences and confirms the subjection of the Grantor’s interest in the items described above to that certain Aircraft Mortgage, Security Agreement and Assignment, dated as of December ____, 2002, among Global Energy, Inc. as the Grantor and OnFlight, Inc. as the Secured Party, and the conveyance, warranty, mortgage, assignment, pledge and security interest created thereby to secure the payment of the principal of and interest on the Note (as defined in the aforesaid Aircraft Mortgage, Security Agreement and Assignment; and all other terms used herein which are defined in the aforesaid Aircraft Mortgage, Security Agreement and Assignment shall have the same meanings when used herein as such terms have therein), according to its tenor and effect, and to secure the payment, performance and observance of all covenants and conditions in the Note and the Security Agreement. Therefore, this Acceptance Certificate constitutes a part of the aforesaid Aircraft Mortgage, Security Agreement and Assignment and, to the extent relevant, the aforesaid Aircraft Mortgage, Security Agreement and Assignment is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Grantor has caused this Certificate to be executed and delivered on this ____ day of December __________, 2002.

Global Energy, Inc.

By:	H.H.Graves
Title:	President

Pledge and Assignment Agreement

Whereas Global Energy, Inc. (“Assignor”) has on this date executed and delivered to ONFlight, Inc. (“OnFlight”) the Management Agreement, Security Agreement, a Promissory Note in the principal amount of $2,800,000.00 (the “$2.8 M Note”), a Promissory Note in the principal amount of $200,000 (the “$200K Note”) (collectively, the “Loan Documents”) and the Aircraft Purchase Agreement; and

Whereas Harry H. Graves has on this date executed and delivered to and in favor of OnFlight his personal guaranty (the “Guaranty”) of not more than $1,200,000.00 of the Assignor’s obligations under the Loan Documents

NOW THEREFORE, Assignor, for value received, does bargain, sell, assign, pledge transfer, deliver and set over to OnFlight, its successors and assigns, (i) all right, title and interest in the claims and accounts receivable set forth in the schedule annexed here, marked “Schedule A” for identification, and made a part of this agreement, and the goods or services covered by or described in it, and all monies due or to become due upon the same, or sales set forth in it, and the sole right to collect the same and (ii) the shares of common stock of Wabash River Energy, Inc. (“Wabash”) listed on Exhibit B, representing not less than 10% of the issued and outstanding shares of Wabash as collateral security for the prompt payment and performance of all obligations which may become due and owing under any and all the Loan Documents and as collateral security for any past or future obligations of or advances made by OnFlight to the Assignor; together with any claims, accounts receivable and stack that may be pledged or assigned hereafter, shall stand as one general continuing collateral security for the whole of the obligations or advances, so that the deficiency on any one shall be made good from the collateral for the rest.

Assignor hereby appoints OnFlight as its true and lawful attorney, irrevocably and in Assignor’s name and stead, but to OnFlight’s own use and benefit, to collect, receive, receipt for, sell, assign, transfer, set over, compromise or discharge the whole or any part of the claims or accounts stated above, and for that purpose to do all acts and things necessary or proper in the premises, and one or more persons to substitute with like power, by this means ratifying and conforming all that our attorney or its substitute or substitutes shall lawfully do by virtue of this agreement.

All cash proceeds collected on the assigned accounts in a shall be paid into special bank account held in the name of (“Special Account”). OnFlight shall hold the cash in the Special Account as additional collateral for the obligations due to OnFlight under the Loan Documents. Interest on the deposited funds shall accrue to OnFlight. In the event the aggregate amount collected and deposited into the Special Account exceeds $1,200,000.00, then OnFlight will (i) release, reassign and redeliver to Assignor any remaining uncollected claims or accounts receivable assigned and held under this Agreement and (ii) release Harry H. Graves from any further liability under the Guaranty.

In the event Assignor shall collect or receive any cash proceeds on the assigned accounts receivable, it shall, within three (3) business days of receipt remit such proceeds to the Trustee who shall deposit the proceeds in the Special Account.

Upon Assignor’s failure to make any payment due to OnFlight under any of the Loan Documents, OnFlight may give notice to the debtors of the accounts assigned hereunder, and without any other demand, advertisement or notice of any kind to any person (i) set off and transfer any amounts held in the Special Accounts to its own account and apply the funds toward payment of Assignor’s unpaid obligations and (ii) to immediately collect, receive, liquidate or realize upon, for its own account, any remaining claims and accounts receivable assigned hereunder in and apply the proceeds toward Assignor’s unpaid obligations.

Assignor guarantees and certifies that the accounts receivable assigned hereunder reflect bona fide sales and correct amounts for goods or services actually sold and delivered and accepted, and that there is no set-off or counterclaim of any kind to them; and agrees that any counterclaim or deductions allowed will be refunded by Assignor by allowing the same to be deducted from future advances or by payment of the amount of such deductions in cash at the option of OnFlight, and that any invoices or bills rendered by OnFlight for these accounts shall have the statement upon their face, that they are payable only to OnFlight or to its account.

Assignor guarantees payment in full when due of the accounts assigned by this means and of all other accounts which may be assigned in the future, and authorizes OnFlight to charge to Asignor’s account the amount of any accounts so assigned which may become overdue or in the opinion of OnFlight are undesirable.

And Assignor represents to ONFlight that the respective amounts in “Schedule A” are owing to Assignor and are outstanding to its credit and name to the amount set forth in the annexed schedule and that they have not been transferred, assigned, pledged, encumbered or given in any way as collateral security or otherwise, to any other person, and that these representations and covenants are made for the express purpose of inducing OnFlight to make these loans.

In case the undersigned shall hereafter assign to OnFlight accounts additional to those included in “Schedule A” the additional accounts shall upon acceptance by OnFlight become subject to all the provisions of this agreement as if originally entered in the schedule.

Assignor represents that the shares of Wabash listed on Exhibit B represent not less than 10% of the issued and outstanding shares of Wabash and hereby warrants that, so long as any of the Loan Documents remain in force, Assignor shall pledge and assign sufficient additional shares such that the total shares pledged and assigned hereunder shall represent not less than 10% of the total shares of Wabash issued and outstanding. Such additional shares shall then become subject to this Agreement as if originally entered on Exhibit B.

IN WITNESS WHEREOF, Assignor has executed this Pledge and Assignment Agreement, this ____ day of December, 2002.

Global Energy, Inc.

By:	/s/ H.H. Graves
Harry H. Graves
President

State of Ohio	)
County of Hamilton	)	ss.

On this____________ day of December, 2002 before me, a Notary Public in and for said County and State, personally appeared Harry H. Graves, President of Global Energy Inc., known by me to be the person who executed the within instrument in behalf of said corporation, and acknowledged to me that he executed the same for the purposes therein stated, and as his free act and deed and as the free act and deed of said corporation.

/s/ Ronald L. Benedict
Notary Public
My Commission expires:

Pledge Agreement2.1A	RONALD L. BENEDICT, Attorney at Law NOTARY PUBLIC - STATE OF OHIO My Commission has no expiration date. Section 147.03 R. C.

FIRST AMENDMENT TO PROMISSORY NOTE

This Amendment is made this 19th day of April, 2006, by and among Global Energy, Inc., a corporation organized under the laws of the State of Ohio, (“Grantor”), and OnFlight, Inc. (“Secured Party”).

RECITALS

Grantor executed a Promissory Note to Secured Party, dated December 30, 2002 (the “Note”) to evidence a loan obligation in the principal amount of $2,800,000.00 payable to the order of Secured Party, secured by, among other things:

Security Agreement, Guaranty, and Pledge Agreement, by and between Grantor and Guarantor, respectively, on the one hand, and Secured Party, on the other hand, all dated December 30, 2002

(collectively, together with all other instruments securing the Note, as may be amended, including but not limited to the UCC-1 Financing Statement, referred to as the “Loan Documents”).

AMENDMENT

Now, therefore, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor and Secured Party hereby agree to amend the Note as follows:

1.	The Repayment section of the Note is changed to state as follows:

Repayment. Commencing May 1, 2006 and on the 1st day of each month thereafter, Grantor shall pay equally monthly installments of principal and interest sufficient to amortize the principal, unpaid accrued interest, and all other amounts that may be due under the Note over 240 months (the “Monthly Installment Amount”). The Monthly Installment Amount for each of the first nine monthly payments shall be Thirty-three Thousand Nine Hundred Twenty and 37/100 Dollars ($33,920.37) (the “Initial Installment Amount”). On the 1st day of February of each calendar year and on the 1st day of each of the ensuing twelve months, Grantor shall pay the Monthly Installment Amount as recalculated by Secured Party based upon this amortization schedule and the terms of the Note, including but not limited to, the annually adjustable interest rate provided under the Interest provision thereunder (the “Annually Adjusted Monthly Installment Amount”).

2.	Subsection (vi) of the Due and Payable section of the Note is changed to state as follows:

“(vi) At any time, upon thirty (30) days’ prior written demand from Secured Party to Grantor.

3.	Grantor hereby extends all liens and security interests created by the Loan Documents until the Note, as modified herein, has been fully paid, and agree that such modification shall in no manner affect or impair the Note or the liens and security interests securing the same and that said liens and security interests shall not in any manner be waived, the purpose of this instrument being simply to modify the manner of payment of the Note and to carry forward all liens, guaranties and security interests securing the same, which are acknowledged by Grantor to be valid and subsisting. Grantor further agrees that all terms and provisions in the Note shall be and remain in full force and effect as therein written, except as otherwise expressly modified herein. Any default or breach by Grantor hereunder shall be an event of default under the Note and Loan Documents entitling Secured Party to exercise all of its rights and remedies for default thereunder. This Agreement is intended as a modification and not a novation of the Note, and nothing herein shall be construed as a novation of the Note.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the effective date set forth above.

GRANTOR:		SECURED PARTY:

GLOBAL ENERGY, INC. an Ohio corporation		ONFLIGHT, INC., an Ohio corporation

By:	/s/ Harry H. Graves	BY:	/s/ Scott Durkee
	Harry H. Graves		Scott Durkee
	President		President